Exhibit 99.1

Viatris Continues its Preparations for Phase 2 of its Strategic Plan by Announcing the Appointment of Theodora “Doretta” Mistras as Chief Financial Officer, Effective March 1, 2024, and Philippe Martin as Chief R&D Officer

Company thanks Sanjeev Narula for his role in the successful execution of Viatris’ Phase 1 strategy; Narula will support a smooth CFO transition prior to his departure on March 1, 2024

PITTSBURGH, December 15, 2023 – Viatris Inc. (NASDAQ: VTRS), a global healthcare company, today announced that, as it prepares to enter Phase 2 of its strategic plan, Theodora “Doretta” Mistras has been appointed Chief Financial Officer (CFO) effective March 1, 2024, and Philippe Martin has been appointed Chief R&D Officer with immediate effect.

Current Viatris CFO Sanjeev Narula, who helped the company successfully execute its Phase 1 strategy, will work closely with Mistras to support a smooth transition and will then depart the company on March 1, 2024.

Doretta Mistras

Mistras, an accomplished healthcare financial executive with deep industry knowledge and vast experience across the spectrum of healthcare, was most recently Managing Director, Healthcare Investment Banking at Citigroup Global Markets and prior to that was Managing Director, Healthcare Investment Banking at Goldman Sachs. She has almost two decades of leadership, advisory and capital markets experience helping guide corporate boards and leadership teams on matters affecting corporate strategy, including business development, financial planning, corporate finance and investor relations.

Mistras has also advised leading healthcare corporations on a multitude of important financial and strategic decisions, including M&A, joint ventures, and capital market transactions totaling over $240 billion in aggregate value.

Scott A. Smith, Chief Executive Officer of Viatris, said, “As we continue our preparations for Phase 2 of our strategy, I am extremely pleased to have Doretta coming on board as my strategic financial partner for what I expect to be an extremely successful next phase for Viatris. With her deep healthcare industry knowledge and extensive finance experience within all sectors of healthcare, as well as her capital markets and investor relations expertise, Doretta is the perfect fit for the exciting future we are continuing to build. Her impressive profile, combined with our existing high-performing and seasoned corporate finance team will create what I believe will be one of the strongest financial organizations in our industry.”

Mistras said, “I could not be more excited to have the opportunity to join Viatris as Chief Financial Officer and to partner with Scott and the entire management team on all of the exciting opportunities ahead as the company sets sail into an expected period of expanded growth. Having known this company for years as a healthcare industry strategic advisor and having worked with public companies across the healthcare landscape, I know well the unique value proposition that Viatris presents, as well as the importance of upholding its well-established and communicated capital allocation plan. I look forward to combining my areas of expertise with the strong financial foundation and team that the company already has in place to not only deliver but enhance shareholder value.”

Sanjeev Narula said, “It has been my incredible honor to have had the opportunity to play a part in the successful set-up phase for Viatris and to lead its first-class group of finance professionals. I cannot thank the company and its leadership enough for the opportunity and especially my team and all of the members of the Viatris family for their consistent performance and overall dedication to our mission. I am extremely proud of all that we have accomplished together and look forward to working closely with Doretta during this transition phase to ensure both her and the company’s continued long-term success.”

Added Smith, “On behalf of the Board of Directors and our entire company, I sincerely thank Sanjeev Narula for his tremendous service and dedication to Viatris. His financial expertise played an important role in building and enhancing the company’s strong foundation. He leaves Viatris with an extremely strong finance team in place to support Doretta and the entire company as we move forward. We wish him nothing but the best as he prepares to begin his next chapter.”

Philippe Martin

As Chief R&D Officer, Martin brings with him significant innovative product development experience across R&D, Scientific and Regulatory Affairs, including at Celgene, where he led the development and global registration of the blockbuster drugs Otezla® and Zeposia®. He also oversaw the company pipeline in early and late development across multiple indications and modalities in the fields of inflammation and immunology, neurology, oncology, hepatology, and gastroenterology, including planning and overseeing the successful execution of large Phase III clinical studies. Prior to his tenure at Celgene, Martin held multiple positions at Schering-Plough (acquired by Merck) where he managed the inflammation and immunology franchise, including the anti-TNF alpha collaboration with Centocor/Johnson & Johnson which included the worldwide development, approval, and commercialization of Remicade® and Simponi®.

Added Smith, “I am very pleased to have Philippe join Viatris as Chief R&D Officer. As we continue our move up the value chain, I expect his significant innovative product experience to play an important role in partnering with me to assess and then execute upon the exciting new product development assets I see ahead, adding to our very strong existing base business and pipeline.”

Martin added, “I have been thoroughly impressed by the existing R&D expertise and infrastructure I have seen at Viatris that fuels the consistent output of its pipeline, especially as it relates to complex generics. I am excited to add my expertise to this very strong foundation, especially in the innovative product space.”

About Viatris

Viatris Inc. (NASDAQ: VTRS) is a global healthcare company uniquely positioned to bridge the traditional divide between generics and brands, combining the best of both to more holistically address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, we provide access at scale. In 2022 alone, we supplied high-quality medicines to approximately 1 billion patients around the world. With our exceptionally extensive and diverse portfolio of medicines, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world’s most enduring health challenges, access takes on deep meaning at Viatris. We have the ability to touch all of life’s moments, from birth to end of life, acute conditions to chronic diseases. We are headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn, Instagram and YouTube.

Forward-looking Statements

This press release includes statements that constitute “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements about the Company’s strategic plans; future performance; opportunities for expanded growth; the unique value proposition that Viatris presents; the Company’s capital allocation plan; enhancing shareholder value; and moving up the value chain. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: actions and decisions of healthcare and pharmaceutical regulators; changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any regulatory, legal or other impediments to Viatris’ ability to bring new products to market, including but not limited to “at-risk” launches; Viatris’ or its partners’ ability to develop, manufacture, and commercialize products; the possibility that Viatris may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives; the possibility that Viatris may be unable to achieve expected benefits, synergies and operating efficiencies in connection with acquisitions, divestitures, or its global restructuring program, within the expected timeframe or at all; impairment charges or other losses related to the divestiture or sale of businesses or assets; Viatris’ failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by COVID-19; the scope, timing and outcome of any ongoing legal proceedings, and the impact of any such proceedings; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with international operations; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in Viatris’ or its partners’ customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of Viatris or its partners; uncertainties and matters beyond the control of management, including general economic conditions, inflation and exchange rates; failure to execute stock repurchases consistent with current expectations; stock price volatility; and the other risks described in Viatris’ filings with the Securities and Exchange Commission (SEC). Viatris routinely uses its website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

Viatris Contacts:

MEDIA	INVESTORS
+1.724.514.1968	+1.412.707.2866
Communications@viatris.com	InvestorRelations@viatris.com

Jennifer Mauer	Bill Szablewski
Jennifer.Mauer@viatris.com	William.Szablewski@viatris.com

Matt Klein
Matthew.Klein@viatris.com